As filed with the U.S. Securities and Exchange Commission on March 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HINGE HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-1884841
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

455 Market Street, Suite 700

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

Hinge Health, Inc. 2025 Incentive Award Plan

Hinge Health, Inc. 2025 Employee Stock Purchase Plan

(Full Title of the Plans)

Daniel Perez

Chief Executive Officer

Hinge Health, Inc.

455 Market Street, Suite 700

San Francisco, California 94105

(Name and Address of Agent for Service)

(415) 726-2206

(Telephone Number, including area code, of agent for service)

Please send copies of all communications to:

Ran Ben-Tzur, Esq. Amanda Rose, Esq. Jen Hitchcock, Esq. Fenwick & West LLP 730 Arizona Ave, 1st Floor Santa Monica, California 90401 (415) 875-2300	Mahnaz K. Dodge Lead Counsel Hinge Health, Inc. 455 Market Street, Suite 700 San Francisco, California 94105 (415) 726-2206

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Hinge Health, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 4,087,657 additional shares of the Registrant’s Class A common stock (“Class A Common Stock”) available for issuance under the Registrant’s 2025 Incentive Award Plan (the “2025 Plan”) pursuant to the provision of the 2025 Plan providing for an annual automatic increase in the number of shares reserved for issuance under the 2025 Plan equal to 5% of the aggregate number of shares of all classes of the Registrant’s common stock outstanding (on an as-converted basis) and (b) 817,531 additional shares of Class A Common Stock available for issuance under the Registrant’s 2025 Employee Stock Purchase Plan (the “2025 ESPP”) pursuant to the provision of the 2025 ESPP providing for an annual automatic increase in the number of shares reserved for issuance under the 2025 ESPP equal to 1% of the aggregate number of all classes of the Registrant’s common stock outstanding (on an as-converted basis).

In accordance with General Instruction E of Form S-8, and only with respect to the Class A Common Stock issuable under the 2025 Plan and 2025 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 22, 2025 (Registration No. 333-287497), to the extent not superseded hereby.

In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)  the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 3, 2026, pursuant to Section 13(a) of the Exchange Act;

(b)  all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c) the description of the Registrant’s Class A common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42657) filed with the Commission on May 19, 2025, under Section 12(b) of the Exchange Act, as updated by the description of the Registrant’s registered securities contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K referred to in (a) above, including any amendment or report filed for the purpose of updating such description.

All reports, documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	001-42657	3.1	05/23/2025

4.2	Amended and Restated Bylaws	8-K	001-42657	3.2	05/23/2025

4.3	Form of Class A Common Stock Certificate	S-1/A	333-285682	4.2	04/07/2025

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page to this Registration Statement)					X

99.1	2025 Incentive Award Plan, and forms of award agreements	S-1/A	333-285682	10.2	05/16/2025

99.2	2025 Employee Stock Purchase Plan, and forms of award agreements	S-1/A	333-285682	10.3	05/16/2025

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this 3rd day of March, 2026.

HINGE HEALTH, INC.

By:
/s/ Daniel Perez
Daniel Perez
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Perez and James Budge, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Daniel Perez	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2026
Daniel Perez

/s/ James Budge	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2026
James Budge

/s/ Kristina Leslie	Director	March 3, 2026
Kristina Leslie

/s/ Gabriel Mecklenburg	Director	March 3, 2026
Gabriel Mecklenburg

/s/ Elliott Robinson	Director	March 3, 2026
Elliott Robinson

/s/ Teddie Wardi	Director	March 3, 2026
Teddie Wardi